Exhibit 99.1

BIOLASE Board Increases Share Repurchase Program

BIOLASE Board of Directors Increased Share Repurchase Program to 2.0 Million Shares

SAN CLEMENTE, Calif., Aug. 9 /PRNewswire-FirstCall/ — BIOLASE Technology, Inc. (Nasdaq: BLTI), a medical technology company that develops, manufactures and markets lasers and related products focused on improving dental procedures, announced today that BIOLASE’s Board of Directors has authorized an additional 750,000 shares, increasing the total share repurchase program to 2.0 million shares. Pursuant to the authorization, BIOLASE may purchase shares from time to time in the open market or through privately negotiated transactions over the next 12 months.

“At current levels, we believe BIOLASE’s stock represents an excellent use of capital that will greatly enhance shareholder value over the long term. Furthermore, this action affirms our commitment to increasing shareholder value and reflects confidence in the strength of our business model and expanded market penetration. We have already actively been repurchasing shares since the initial announcement of the repurchase program and intend to continue to do so,” said Federico Pignatelli, BIOLASE’s Chairman.

The Company has no obligation to repurchase shares under the share repurchase program, and the timing, actual number and value of shares to be purchased will depend on market conditions. BIOLASE has approximately 24.3 million shares outstanding and has an approximate public float of 23.7 million shares.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The Company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase(R) system, is the best selling dental laser system. The Waterlase(R) system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The Company also offers the LaserSmile(TM) system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements concerning the future of our industry, product and service development, business strategy, the possibility of future acquisitions, and continued acceptance and growth of our products. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements.

In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements and are based on current expectations and assumptions, estimates and projections about our industry, management’s beliefs and certain assumptions made by us that are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others:

market acceptance of new products, continued acceptance of existing products, the timing of projects due to the variability in size, scope and duration of projects, clinical study results which lead to reductions or cancellations of projects, obtaining regulatory approvals for new products, regulatory delays, the availability of competitive products, risks associated with competition and competitive pricing pressures, economic conditions generally, any of which may cause revenues and income to fall short of anticipated levels, and other factors, including estimates made by management with respect to the Company’s critical accounting policies, adverse results in litigation, general economic conditions and regulatory developments not within the Company’s control and other risks detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For further information regarding risks and uncertainties associated with BIOLASE’s business, please refer to BIOLASE’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

SOURCE BIOLASE Technology, Inc.

CONTACT: Jeffrey W. Jones, President & CEO, jjones@biolase.com, or Robert Grant, COO, rgrant@biolase.com, or Scott Jorgensen, Director of Finance & Investor Relations, sjorgensen@biolase.com, all of BIOLASE Technology, Inc., +1-949-361-1200

Web site: http://www.biolase.com